UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2008

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19635 (Commission File Number)	33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 31, 2008, Genta Incorporated, (the Company), announced that the Data Safety Monitoring Board (DSMB) for AGENDA, a Phase 3 trial of Genasense (oblimersen sodium) Injection, which is the Company’s lead oncology product, has recommended that the trial be continued as originally planned after initial review of blinded safety data from the study.

AGENDA is a Phase 3, randomized, double-blind, placebo-controlled trial that is intended to support global registration of Genasense for patients with advanced melanoma. The study is designed to confirm certain safety and efficacy results from Genta’s prior randomized trial of Genasense combined with dacarbazine (DTIC) in patients identified by a biomarker who have not previously received chemotherapy. The co-primary endpoints of AGENDA are progression-free survival and overall survival.

At the end of the first quarter, the trial had accrued approximately 50 patients with approximately 60% of planned investigative sites having been initiated. Countries with sites currently open for enrollment include the U.S., Canada, Australia, France, Germany, Austria, and the Czech Republic. The trial is planned to open at approximately 90 sites worldwide, and most remaining sites are expected to initiate within the next 30 days. Target accrual of 300 patients is expected to complete in the fourth quarter of 2008, with initial data expected shortly thereafter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: March 31, 2008	By:	/s/ GARY SIEGEL
Name: Gary Siegel
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated March 31, 2008